Exhibit 99.2

XERIS ANNOUNCES $150M SENIOR SECURED TERM LOAN FACILITY WITH HAYFIN CAPITAL
$100M drawn down at close; repayment of existing term loan; near-term access to an additional $50M

Provides significant operating and financial flexibility

Cash flow breakeven expected by year-end 2023

CHICAGO, IL; March 10, 2022 – Xeris Biopharma Holdings, Inc. (“Xeris” or “the Company”) (Nasdaq: XERS), a biopharmaceutical company developing and commercializing unique therapies for patient populations in endocrinology, neurology, and gastroenterology, today announced it has entered into a senior secured term loan agreement ("debt facility") with funds managed by Hayfin Capital Management LLP (“Hayfin”) to provide Xeris with up to a total of $150 million of capital.

“We are very pleased to be partnering with Hayfin. This debt facility increases our financial strength and provides us with substantial resources by securing access to non-dilutive capital on attractive terms without over encumbering our balance sheet,” said Steven Pieper, Xeris’ Chief Financial Officer. “Together with the recent equity financing, which closed in January, Xeris has now added approximately $80 million of cash to the greater than $102 million of cash and investments already on our balance sheet at year-end 2021.”

Mr. Pieper continued, “This capital base and, if needed, the additional $50 million available for the next 12 months, provides the Company with significant operating flexibility to drive our rapidly growing commercial business as currently constructed to cash flow breakeven by year-end 2023, and thereafter produce increasing operating cashflow.”

Under the terms of the debt facility, Xeris drew down $100 million on the closing date to repay its existing term loan of $43.5 million with Oxford Finance LLC and Silicon Valley Bank, and the net proceeds will provide additional working capital to fund the Company’s business plan. An additional $50 million of the debt facility is available during the 12-month period following the closing date, which may be drawn by Xeris in up to three draws of no less than $10 million each, contingent upon, among other things, continued compliance with the financial covenants contained in the loan agreement. The maturity of the debt facility is five (5) years from the closing date, provided that such maturity date will be January 15, 2025 in the event that Xeris’ 5.0% outstanding convertible notes due 2025 are not extended, converted or refinanced prior to such date. Amounts borrowed under the debt facility bear interest at an annual rate equal to 9.00% plus the greater of (i) CME Term SOFR, subject to a credit spread adjustment, and (ii) one percent (1.00%) per annum. Xeris is entitled to make interest-only payments on a quarterly basis until the maturity date or earlier prepayment of the loan. During the term of the loan, Xeris is required to maintain certain minimum liquidity and revenue requirements.

On the closing date, Hayfin received warrants to purchase 1,315,789 shares of common stock of the Company at an exercise price of $2.28 per share, which will be exercisable until the seventh (7th) anniversary of the closing date.

Andrew Merrill, Managing Director of Healthcare at Hayfin said, “We are pleased to be supporting Xeris Biopharma through this senior secured loan agreement. The transaction is a testament to Hayfin’s specialist coverage and extensive lending relationships in the healthcare sector that enable us to provide capital and help businesses, like Xeris, meet their commercial objectives.”
Evercore acted as sole financial advisor to Xeris on this transaction.
About Xeris Biopharma
Xeris Biopharma Holdings, Inc. (“Xeris”) (Nasdaq: XERS) is a biopharmaceutical company developing and commercializing unique therapies for patient populations in endocrinology, neurology, and gastroenterology. Xeris has three commercially available products; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia, Keveyis®, the first and only FDA-approved therapy for primary periodic paralysis, and Recorlev® for the treatment of endogenous Cushing’s syndrome. Xeris also has a robust pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its proprietary formulation technology platforms, XeriSol™ and XeriJect™, supporting long-term product development and commercial success.

Xeris is headquartered in Chicago, IL. For more information, visit www.xerispharma.com or follow us on Twitter, LinkedIn, or Instagram.

About Hayfin Capital Management LLP
Founded in 2009, Hayfin Capital Management (“Hayfin”) is a leading alternative asset management firm with over €23 billion of assets under management. Hayfin focuses on delivering best-in-class risk-adjusted returns for its investors across its private credit, liquid credit and private equity solutions businesses.

Hayfin has a diverse international team of over 165 experienced industry professionals with offices globally, including headquarters in London and offices in Frankfurt, Madrid, Milan, New York, Paris, Luxembourg, San Diego, Singapore and Tel Aviv.

Further information can be found at hayfin.com.

Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc., including statements regarding plans, projections and estimates regarding the use of proceeds from the term loan facility, the Company's expectations regarding its cash flow break-even projection, the timing or likelihood of funding additional tranches under the term loan facility and other statements containing the words “will,” “would,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the commercialization, marketing and manufacturing of Recorlev®, reliance on third-party suppliers for Gvoke®, Ogluo®, Keveyis®, and Recorlev®, the regulatory approval of its product candidates, its ability to market and sell its products, the impact of the COVID-19 pandemic on Xeris, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments and the other risks described in Xeris’ Quarterly Report on Form 10-Q and other reports we file from time to time with the SEC. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Xeris’ plans with respect to its products and product candidates, Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Additional information about economic, competitive, governmental, technological, and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ most recently filed Quarterly Report on Form 10-Q filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication.  Any forward-looking statements in this communication are based upon information available to Xeris, as of the date of this communication and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, Xeris does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Investor Contact:
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
(312) 736-1237